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                                                                 Exhibit 10.32




                       AMENDMENT TO STOCK OPTION AGREEMENT

      This Amendment to Stock Option Agreement is dated as of December 31, 2004.

      WHEREAS, [name of Optionee] (the "Optionee") and Waters Corporation, a Delaware corporation (the "Corporation"), are parties to that certain Stock Option Agreement (the "Agreement"), dated as of December 7, 2000, pursuant to which the Corporation granted to the Optionee an option (the "Option") to purchase [insert number of shares] of the Corporation's common stock, par value $0.01 per share, on the terms and conditions contained therein and in the Waters Corporation Second Amended and Restated 1996 Long-Term Performance Incentive Plan (the "Plan");

      WHEREAS, pursuant to Section 10 of the Plan, the Compensation Committee (the "Committee") of the Corporation's Board of Directors may amend the terms of the Agreement in its discretion in any manner it deems appropriate (including, but not limited to, acceleration of the date of exercise of the Option), subject to the terms and conditions contained therein; and

      WHEREAS, the Corporation, acting through the Committee, has authorized the amendment of the Agreement, in accordance with Section 10 of the Plan, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

      1. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "The Option granted hereunder will become 100% vested and fully exercisable on December 31, 2004."

      2. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of New York.

      IN WITNESS WHEREOF, the Corporation has executed and delivered this Amendment under seal, effective as of the date first above written.

                                    WATERS CORPORATION

                                    By: /s/ Douglas Berthiaume
                                        Chairman, President and Chief Executive
                                        Officer